HEI Exhibit 99
NEWS RELEASE
November 1, 2019

Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Director, Investor Relations & Strategic Planning	E-mail: ir@hei.com

HEI REPORTS THIRD QUARTER 2019 EARNINGS

3Q 2019 Diluted Earnings Per Share (EPS) of $0.58
Utility Performing as Expected
Solid Loan Growth and Strong Capital Position at Bank

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2019 of $63.4 million and diluted earnings per share of $0.58 compared to $65.9 million and EPS of $0.60 for the third quarter of 2018.
“HEI’s third quarter earnings were consistent with our expectations, and we continue to execute well on key initiatives across our enterprise,” said Constance H. Lau, president and CEO of HEI. “Our utilities continue to work together with our communities and other stakeholders toward achieving a renewable energy future that’s affordable, reliable and resilient. This work includes the ongoing performance-based regulation process and our latest renewable energy and grid services request for proposals.”
“Our bank’s results and earnings growth reflect good performance in a volatile market environment. American continued to deliver strong loan growth and steady net interest margins despite the continued challenges of lower interest rates. In October, American completed the sale of its former headquarters,” said Lau.

HAWAIIAN ELECTRIC COMPANY EARNINGS
Hawaiian Electric Company’s (Hawaiian Electric)1 net income for the third quarter of 2019 was $46.8 million compared to $49.7 million in the third quarter of 2018, primarily driven by the following after-tax items:

•
$6 million revenue increase resulting from rate increases and higher rate adjustment mechanism (RAM) revenues, including $2 million from Hawaiian Electric (Oahu), $3 million from Maui Electric (Maui County), and $1 million from Hawaii Electric Light (Hawaii Island);

•	$2 million revenue increase from recovery of the Schofield generation project under the major project interim recovery (MPIR) mechanism;

•	$2 million from higher AFUDC and lower interest expense; and

•	$1 million in revenues from pole attachment fees.
These items were partially offset by the following after-tax items:

•
$8 million higher operations and maintenance expenses[2] compared to the third quarter of 2018, primarily due to higher overhaul and maintenance expenses for generating facilities and higher vegetation management expenses;

•
$5 million in net income impact experienced in the third quarter of 2018 due to net favorable tax adjustments primarily related to differences between the 2017 year-end tax accrual and the filing of the 2017 tax return. There were no significant differences between the 2018 year-end tax accrual and the filing of the 2018 tax return that impacted net income in 2019; and

•	$2 million higher depreciation expense due to increasing investments for the integration of more renewable energy, improved customer reliability and greater system efficiency.

_________________
Note:  Amounts indicated as after-tax in this earnings release are based upon adjusting items using the current year composite statutory tax rates of 25.75% for the utilities and 26.79% for the bank.
1 Hawaiian Electric, unless otherwise defined, refers to the three utilities, Hawaiian Electric Company, Inc. on Oahu, Hawaii Electric Light Company, Inc. on Hawaii Island, and Maui Electric Company, Limited, serving Maui County.

2 Includes pension but excludes other net income neutral expenses covered by surcharges or by third parties. See the “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and the related reconciliation accompanying this release.

AMERICAN SAVINGS BANK EARNINGS
American Savings Bank’s (American) third quarter 2019 net income was $22.9 million compared to $17.0 million in the second, or linked, quarter and $21.2 million in the prior year quarter. The increase in net income compared to the linked and prior year quarters was driven by a lower provision expense, higher non-interest income, higher net interest income and, compared to the linked quarter, lower non-interest expense.
Total loans were $5.1 billion as of September 30, 2019, up $240.0 million or 6.6% annualized from December 31, 2018, driven mainly by increases in the home equity lines of credit, commercial, and commercial real estate portfolios.
Total deposits were $6.2 billion at September 30, 2019, an increase of $37.4 million or 0.8% annualized from December 31, 2018. Low-cost core deposits were $5.4 billion as of September 30, 2019.
American’s return on average equity3 was 13.7% in the third quarter of 2019 compared to 10.5% in the second quarter of 2019 and 13.8% in the prior year quarter. Return on average assets was 1.29% in the third quarter of 2019 compared to 0.96% in the second quarter of 2019 and 1.22% in the third quarter of 2018.
Please refer to American’s news release issued on October 30, 2019 for additional information on American.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $6.2 million in the third quarter of 2019 compared to $5.0 million in the prior year quarter. The higher net loss was primarily due to higher interest expense associated with long-term debt issued in the fourth quarter of 2018.
BOARD DECLARES QUARTERLY DIVIDEND
On October 31, 2019, the Board of Directors maintained HEI’s quarterly cash dividend of $0.32 per share, payable on December 10, 2019, to shareholders of record at the close of business on November 22, 2019 (ex-dividend date is November 21, 2019). The dividend would be equivalent to an annual rate of $1.28 per share. Dividends have been paid uninterrupted since 1901. At the indicated annual dividend rate and based on the closing price per share on October 31, 2019 of $45.15, HEI’s dividend yield is 2.8%.

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3 Bank return on average equity calculated using weighted average daily common equity.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND EPS GUIDANCE
HEI will conduct a webcast and conference call to review its third quarter 2019 earnings and 2019 EPS guidance on Friday, November 1, 2019, at 10:15 a.m. Hawaii time (4:15 p.m. Eastern time).
Interested parties within the United States may listen to the conference by calling (844) 834-0652 and international parties may listen to the conference by calling (412) 317-5198 or by accessing the webcast on HEI’s website at www.hei.com under the “Investor Relations” section, sub-heading “News and Events.”  HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section.
Accordingly, investors should routinely monitor the Investor Relations section of HEI’s website at www.hei.com in addition to following HEI’s, Hawaiian Electric’s and American’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and Hawaiian Electric’s SEC filings.
An online replay of the November 1, 2019 webcast will be available on HEI’s website beginning about two hours after the event. Audio replays of the conference call will also be available approximately two hours after the event through November 15, 2019, by dialing (877) 344-7529 or (412) 317-0088 and entering passcode: 10134898.
HEI supplies power to approximately 95% of Hawaii’s population through its electric utilities, Hawaiian Electric Company, Inc., Hawaii Electric Light Company, Inc. and Maui Electric Company, Limited; provides a wide array of banking and other financial services to consumers and businesses through American Savings Bank, one of Hawaii’s largest financial institutions; and helps advance Hawaii’s clean energy and sustainability goals through investments by its non-regulated subsidiary, Pacific Current, LLC.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions (which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2018 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, American and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES
See “Explanation of HEI’s Use of Certain Unaudited Non-GAAP Measures” and related reconciliations on pages 9 and 10 of this release.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries CONSOLIDATED STATEMENTS OF INCOME DATA (Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2019	2018	2019	2018
Revenues
Electric utility	$688,330	$687,409	$1,900,609	$1,865,962
Bank	83,201	80,496	247,940	233,019
Other	4	143	86	218
Total revenues	771,535	768,048	2,148,635	2,099,199
Expenses
Electric utility	616,537	613,373	1,716,562	1,685,413
Bank	54,240	53,232	171,605	153,951
Other	3,450	3,379	12,589	11,083
Total expenses	674,227	669,984	1,900,756	1,850,447
Operating income (loss)
Electric utility	71,793	74,036	184,047	180,549
Bank	28,961	27,264	76,335	79,068
Other	(3,446)	(3,236)	(12,503)	(10,865)
Total operating income	97,308	98,064	247,879	248,752
Retirement defined benefits expense—other than service costs	(648)	(1,276)	(2,172)	(4,673)
Interest expense, net—other than on deposit liabilities and other bank borrowings	(22,425)	(22,523)	(69,081)	(66,042)
Allowance for borrowed funds used during construction	1,208	1,006	3,465	3,815
Allowance for equity funds used during construction	3,250	1,962	9,335	8,239
Income before income taxes	78,693	77,233	189,426	190,091
Income taxes	14,803	10,862	36,390	36,473
Net income	63,890	66,371	153,036	153,618
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$63,419	$65,900	$151,619	$152,201
Basic earnings per common share	$0.58	$0.61	$1.39	$1.40
Diluted earnings per common share	$0.58	$0.60	$1.39	$1.40
Dividends declared per common share	$0.32	$0.31	$0.96	$0.93
Weighted-average number of common shares outstanding	108,973	108,879	108,941	108,847
Weighted-average shares assuming dilution	109,363	109,055	109,378	109,090
Net income (loss) for common stock by segment
Electric utility	$46,779	$49,712	$111,479	$108,356
Bank	22,888	21,221	60,743	60,742
Other	(6,248)	(5,033)	(20,603)	(16,897)
Net income for common stock	$63,419	$65,900	$151,619	$152,201
Comprehensive income attributable to Hawaiian Electric Industries, Inc.	$66,716	$61,311	$177,856	$131,014
Return on average common equity (twelve months ended)[1]			9.2%	8.7%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.
Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 On a core basis, 2019 and 2018 returns on average common equity (twelve months ended September 30) were 9.2% and 9.4%, respectively.  See reconciliation of GAAP to non-GAAP measures.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2019	2018	2019	2018
Revenues	$688,330	$687,409	$1,900,609	$1,865,962
Expenses
Fuel oil	199,093	206,551	541,322	545,236
Purchased power	175,037	177,590	472,336	478,238
Other operation and maintenance	124,415	113,553	361,805	333,805
Depreciation	53,935	50,983	161,795	151,810
Taxes, other than income taxes	64,057	64,696	179,304	176,324
Total expenses	616,537	613,373	1,716,562	1,685,413
Operating income	71,793	74,036	184,047	180,549
Allowance for equity funds used during construction	3,250	1,962	9,335	8,239
Retirement defined benefits expense—other than service costs	(723)	(682)	(2,127)	(2,934)
Interest expense and other charges, net	(17,429)	(18,968)	(53,945)	(54,822)
Allowance for borrowed funds used during construction	1,208	1,006	3,465	3,815
Income before income taxes	58,099	57,354	140,775	134,847
Income taxes	10,822	7,144	27,800	24,995
Net income	47,277	50,210	112,975	109,852
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	47,049	49,982	112,289	109,166
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$46,779	$49,712	$111,479	$108,356
Comprehensive income attributable to Hawaiian Electric	$46,805	$49,740	$111,552	$108,441
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,823	1,761	4,840	4,855
Hawaii Electric Light	279	277	777	796
Maui Electric	312	291	832	818
	2,414	2,329	6,449	6,469
Average fuel oil cost per barrel	$82.30	$90.93	$83.64	$84.67
Return on average common equity (twelve months ended)[1]			7.6%	7.2%

This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.
1 Simple average. On a core basis, 2019 and 2018 returns on average common equity (twelve months ended September 30) were 7.6% and 7.7%, respectively.  See reconciliation of GAAP to non-GAAP measures.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
($ in thousands)	September 30, 2019	June 30, 2019	September 30, 2018	2019	2018
Interest and dividend income
Interest and fees on loans	$59,260	$58,620	$55,885	$175,740	$163,318
Interest and dividends on investment securities	7,599	7,535	9,300	25,762	27,130
Total interest and dividend income	66,859	66,155	65,185	201,502	190,448
Interest expense
Interest on deposit liabilities	4,384	4,287	3,635	12,923	9,876
Interest on other borrowings	422	411	404	1,361	1,293
Total interest expense	4,806	4,698	4,039	14,284	11,169
Net interest income	62,053	61,457	61,146	187,218	179,279
Provision for loan losses	3,315	7,688	6,033	17,873	12,337
Net interest income after provision for loan losses	58,738	53,769	55,113	169,345	166,942
Noninterest income
Fees from other financial services	5,085	4,798	4,543	14,445	13,941
Fee income on deposit liabilities	5,320	5,004	5,454	15,402	15,781
Fee income on other financial products	1,706	1,830	1,746	5,129	5,075
Bank-owned life insurance	1,660	2,390	2,663	6,309	4,667
Mortgage banking income	1,490	976	169	3,080	1,399
Gains on sale of investment securities, net	653	—	—	653	—
Other income, net	428	534	736	1,420	1,708
Total noninterest income	16,342	15,532	15,311	46,438	42,571
Noninterest expense
Compensation and employee benefits	25,364	25,750	23,952	76,626	72,047
Occupancy	5,694	5,479	4,363	15,843	12,837
Data processing	3,763	3,852	3,583	11,353	10,587
Services	2,829	2,606	2,485	7,861	8,560
Equipment	2,163	2,189	1,783	6,416	5,385
Office supplies, printing and postage	1,297	1,663	1,556	4,320	4,554
Marketing	1,142	1,323	993	3,455	2,723
FDIC insurance	(5)	628	638	1,249	2,078
Other expense	3,676	4,519	4,240	12,049	12,897
Total noninterest expense	45,923	48,009	43,593	139,172	131,668
Income before income taxes	29,157	21,292	26,831	76,611	77,845
Income taxes	6,269	4,276	5,610	15,868	17,103
Net income	$22,888	$17,016	$21,221	$60,743	$60,742
Comprehensive income	$26,697	$31,291	$16,480	$85,079	$39,944
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	1.29	0.96	1.22	1.14	1.18
Return on average equity	13.75	10.46	13.80	12.44	13.32
Return on average tangible common equity	15.68	11.97	15.93	14.23	15.40
Net interest margin	3.82	3.82	3.81	3.87	3.78
Efficiency ratio	58.58	62.36	57.02	59.56	59.35
Net charge-offs to average loans outstanding	0.69	0.29	0.40	0.46	0.33
As of period end
Nonaccrual loans to loans receivable held for investment	0.63	0.79	0.59
Allowance for loan losses to loans outstanding	1.04	1.17	1.14
Tangible common equity to tangible assets	8.4	8.2	7.7
Tier-1 leverage ratio	8.8	8.7	8.6
Total capital ratio	14.0	14.0	13.8
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$14.0	$15.0	$14.0	$47.0	$36.0

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC.
Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

EXPLANATION OF HEI’S USE OF CERTAIN UNAUDITED NON-GAAP MEASURES
HEI and Hawaiian Electric management use certain non-GAAP measures, which exclude certain items that are not reflective of ongoing operations or that are not expected to reoccur, to evaluate the performance of HEI and the utility. Management believes these non-GAAP measures provide useful supplemental information and are a better indicator of the companies’ core operating activities. Core earnings and other financial measures as presented below may not be comparable to similarly titled measures used by other companies. The accompanying tables provide a reconciliation of reported GAAP1 earnings to non-GAAP core earnings and the adjusted return on average common equity (ROACE) for HEI and the utility.
The reconciling adjustments from GAAP earnings to core earnings exclude the 2017 impact of the federal tax reform act due to the adjustment of the deferred tax balances and the $1,000 non-executive employee bonuses paid by the bank related to federal tax reform. Management does not consider these items to be representative of the company’s fundamental core earnings. Management has shown adjusted non-GAAP (core) net income, adjusted non-GAAP (core) ROACE in order to provide better comparability of ROACE between periods.
The accompanying table also provides the calculation of utility GAAP other operation and maintenance (O&M) expense adjusted for “O&M-related net income neutral items,” which are O&M expenses covered by specific surcharges or by third parties. These “O&M-related net income neutral items” are grossed-up in revenue and expense and do not impact net income.

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Industries, Inc. and Subsidiaries (HEI)
Unaudited	Twelve months ended September 30
($ in millions)	2019	2018
HEI CONSOLIDATED NET INCOME
GAAP (as reported)	$201.2	$184.6
Excluding special items (after-tax):
One-time non-executive bank employee bonus related to federal tax reform	—	0.7
Federal tax reform impacts[2]	—	13.4
Non-GAAP (core) net income	$201.2	$198.7
HEI CONSOLIDATED AVERAGE COMMON EQUITY	$2,187.4	$2,117.5
HEI CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP	9.2%	8.7%
Based on non-GAAP (core)[3]	9.2%	9.4%

Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Reflects the lower rates enacted by federal tax reform, primarily the adjustments to reduce the unregulated net deferred tax asset balances
[3] Calculated as core net income divided by average GAAP common equity

RECONCILIATION OF GAAP[1] TO NON-GAAP MEASURES
Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
Unaudited
			Twelve months ended September 30
($ in millions)			2019	2018
HAWAIIAN ELECTRIC CONSOLIDATED NET INCOME
GAAP (as reported)			$146.8	$133.7
Excluding special items (after-tax):
Federal tax reform impacts[2]			—	9.2
Non-GAAP (core) net income			$146.8	$142.9
HAWAIIAN ELECTRIC CONSOLIDATED AVERAGE COMMON EQUITY			$1,934.7	$1,852.7
HAWAIIAN ELECTRIC CONSOLIDATED RETURN ON AVERAGE COMMON EQUITY (ROACE) (simple average)
Based on GAAP			7.6%	7.2%
Based on non-GAAP (core)[3]			7.6%	7.7%

	Three months ended September 30		Nine months ended September 30
(in millions)	2019	2018	2019	2018
HAWAIIAN ELECTRIC CONSOLIDATED OTHER OPERATION AND MAINTENANCE (O&M) EXPENSE
GAAP (as reported)	$124.4	$113.6	$361.8	$333.8
Excluding other O&M-related net income neutral items[4]	0.4	0.2	0.5	0.7
Non-GAAP (Adjusted other O&M expense)	$124.0	$113.3	$361.3	$333.1
Note: Columns may not foot due to rounding
[1] Accounting principles generally accepted in the United States of America
[2] Reflects the lower rates enacted by federal tax reform, primarily the adjustments to reduce the unregulated net deferred tax asset balances
[3] Calculated as core net income divided by average GAAP common equity
[4] Expenses covered by surcharges or by third parties recorded in revenues